Exhibit 5.1


                               December 10, 1998



Sigma Designs, Inc.
46501 Landing Parkway
Fremont, CA  94538

         RE:      SIGMA DESIGNS, INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on December 10, 1998 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 900,000 shares of your Common Stock, no par value (the "Shares"), all of which are authorized and will be issued to the selling shareholder identified in the Registration Statement (the "Selling Shareholder"). The Shares are to be offered by the Selling Shareholder for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, any amendment thereto.

                                            Very truly yours,

                                            /s/ Wilson Sonsini Goodrich & Rosati
                                            ------------------------------------
                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation